Exhibit 3b.


       Certificate of Amendment of Articles of Incorporation
         (Before payment of Capital or Issuance of Stock)



          RONALD J. DRAKE           and
 Name of Incorporator or Director         Name of Incorporator or Director

     certify that:

     1. They constitute at least two-thirds of the original incorporators or of the directors of Safe Tree, Inc. a Nevada corporation

     The original Articles were filed in the Office of the Secretary of State on: February 10,2000

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

     Articles One (1) and Four (4) are amended to read as follows:


   THE NAME OF THE CORPORATION SHALL BE:  Naturally Safe Technologies, Inc.

     THE TOTAL AUTHORIZED CAPITAL OF THE CORPORATION has been changed from 500,000 at a par value of .001, to 20,000,000 at a par value of .001.






                                     /s/ Ronald J. Drake
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                                     Ronald J. Drake      Signature


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                                                          Signature